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                                                                      EXHIBIT 11


                           WESTERN DIGITAL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                          THREE-MONTH PERIOD ENDED
                                                          ------------------------
                                                           SEPT. 28,     SEPT. 30,
                                                             1996          1995
                                                           --------       -------
PRIMARY

      Net income ....................................       $32,878       $ 8,327
                                                            =======       =======
      Weighted average number of common
      shares outstanding during the period ..........        43,744        49,574

      Incremental common shares attributable
      to exercise of outstanding options,
      warrants, put options and ESPP contributions...         2,558         2,067
                                                            -------       -------

           Total shares .............................        46,302        51,641
                                                            =======       =======

      Net income per share ..........................       $   .71       $   .16
                                                            =======       =======
FULLY DILUTED

      Net income ....................................       $32,878       $ 8,327
                                                            =======       =======
      Weighted average number of common
      shares outstanding during the period ..........        43,744        49,574

      Incremental common shares attributable
      to exercise of outstanding options,
      warrants, put options and ESPP contributions            3,080         2,069
                                                            -------       -------

           Total shares .............................        46,824        51,643
                                                            =======       =======

      Net income per share ..........................       $   .70       $   .16
                                                            =======       =======
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